Exhibit 5.1

August 31, 2012

FriendFinder Networks Inc.
6800 Broken Sound Parkway, Suite 200
Boca Raton, Florida  33407

Ladies and Gentlemen:

We have acted as special Nevada counsel to FriendFinder Networks Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 2,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable under the Company’s 2012 Stock Incentive Plan (the “2012 Plan”).  This opinion letter is delivered at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuances of the Shares, as contemplated by the 2012 Plan and as described in the Registration Statement.  For purposes of this opinion letter, we have assumed that all such proceedings have been or will be timely completed in the manner so contemplated and described and, except to the extent set forth in the opinion expressed below, that the terms of such issuances have been or will be in compliance with applicable laws.

For purposes of rendering this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of the Registration Statement, the 2012 Plan, the articles of incorporation and bylaws of the Company, and such other agreements, instruments, corporate records and other documents as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and we have obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary or appropriate.

Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification that (i) each document we have reviewed has been duly and validly executed and delivered by each party thereto to the extent due execution and delivery are a prerequisite to the effectiveness thereof; (ii) the statements of fact and representations and warranties set forth in the documents we have reviewed are true and correct as to factual matters; (iii) each natural person executing a document has sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (v) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.

FriendFinder Networks Inc.
August 31, 2012

We are qualified to practice law in the State of Nevada.  The opinion set forth herein is expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction.  We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, when and to the extent issued in accordance with all applicable terms and conditions set forth in the 2012 Plan, including payment in full of all consideration required therefor, and as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed herein is based upon the applicable laws of the State of Nevada and the facts in existence on the date hereof.  In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinion set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective.  No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.

We consent to your filing this opinion letter as an exhibit to the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP